UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2005

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SW Nyberg Road

Tualatin, Oregon 97062

(503) 454-1750

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

On April 28, 2005, Pixelworks, Inc. (“Pixelworks”), Equator Technologies, Inc.  (“Equator”) and Twain Sub, Inc., a wholly-owned subsidiary of Pixelworks (the “Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, the Merger Subsidiary will be merged with and into Equator (the “Merger”), with Equator continuing after the Merger as the surviving corporation and as a wholly-owned subsidiary of Pixelworks.  At the effective time of the Merger, Equator security holders will receive cash consideration of approximately $109 million, and all outstanding Equator stock options will be converted into options to purchase Pixelworks common stock.

The consummation of the Merger is subject to a number of closing conditions, including adoption of the Merger Agreement by the stockholders of Equator, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of governmental approvals and other customary closing conditions.  The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to obtaining the requisite approvals of the stockholders of Equator, solicitation of competing acquisition proposals by Equator and Equator’s conduct of the business between the date of the signing of the Merger Agreement and the closing of the Merger.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Certain shareholders of Equator, which together beneficially own approximately 62% of the outstanding shares of Equator’s common stock on an as converted basis, have agreed, pursuant to a Voting Agreement with Pixelworks, dated as of April 28, 2005 (the “Voting Agreement”), that they will vote all their shares in favor of the adoption of the Merger Agreement and against any other proposal or offer to acquire Equator.

A press release issued by Pixelworks announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.

Item 9.01.                                          FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

2.1                                 Agreement and Plan of Merger dated April 28, 2005 among Pixelworks, Inc., Equator Technologies, Inc., Twain Sub, Inc., and Robert C. Fox, Jr., as Shareholders’ Agent.

99.1                           The press release issued April 28, 2005 is furnished herewith as Exhibit No. 99.1 to this Report, and shall not be deemed filed for purposes of Section 18 of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 3, 2005.

PIXELWORKS, INC.
(Registrant)

By	/s/ Allen H. Alley
Allen H. Alley
President and Chief Executive Officer